                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 3.1


                                 *200321700938*


DATE:        DOCUMENT ID     DESCRIPTION                  FILING      EXPED   PENALTY     CERT   COPY
08/06/2003   200321700938    DOMESTIC/AMENDED RESTATED    **********  100 00      .00      .00     00
                             ARTICLES(AMA)



                                     RECEIPT

                 This is not a bill. Please do not remit payment.



      CALFEE HALTER, ESQ.
      1650 FIFTH THIRD CENTER
      21 E. STATE STREET
      COLUMBUS, OH 43215


================================================================================


                                  STATE OF OHIO
                                   CERTIFICATE
                  OHIO SECRETARY OF STATE, J. KENNETH BLACKWELL

                                     799739

         It is hereby certified that the Secretary of State of Ohio has custody of the business records for

                          DATATRAK INTERNATIONAL, INC.

        and, that said business records show the filing and recording of:

Document(s):                                      Document No(s):
DOMESTIC/AMENDED RESTATED ARTICLES                200321700938









        (SEAL STAMP)                Witness my hand and the seal of the
                                    Secretary of State at Columbus, Ohio this
                                    6th day of August, A.D. 2003.

   United States of America                /S/ J. KENNETH BLACKWELL
        State of Ohio
Office of the Secretary of State            Ohio Secretary of State



================================================================================

(SEAL STAMP)
www.slate.oh.us/sos
e-mail: busserv@sos state oh us

                       PRESCRIBED BY J. KENNETH BLACKWELL
                            Ohio Secretary of State
                          Central Ohio: (614) 466-3910
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)

                                       EXPEDITE THIS FORM: (SELECT ONE)
                                       ----------------------------------
                                       MAIL FORM TO ONE OF THE FOLLOWING:
                                       ----------------------------------
                                       [X] YES  PO BOX 1390
                                                COLUMBUS, OH 43216
                                       ***Requires an additional fee
                                             of $100***
                                       ----------------------------------
                                       [ ] NO   PO BOX 1028
                                                COLUMBUS, OH 43216


                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

 (CHECK ONLY ONE (1) BOX)
-------------------------------------------------------------------------------------------------------
(1) Domestic for Profit    PLEASE READ INSTRUCTIONS    (2) Domestic Non-Profit
    [X] Amended            [ ] Amendment                [ ]Amended              [ ]Amendment
    (122-AMAP)                (125-AMDS)                (126-AMAN)                (128-AMD)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.
-------------------------------------------------------------------------------------------------------

Name of Corporation     DataTRAK International, Inc.
                        --------------------------------------
Charter Number          799739
                        --------------------------------------

Name of Officer         Dr. Jeffrey A. Green
                        --------------------------------------

Title                   President and Chief Executive Officer
                        --------------------------------------

[X] Please check if additional provisions attached.     See Attachment

The above named Ohio corporation, does hereby certify that:

[X] A meeting of the    [X] Shareholders        [ ] directors (non-profit amended articles only)

[ ] members was duly called and held on    June 3, 2003
                                          --------------
                                              (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise
84.29% as the voting power of the corporation

[ ] In a writing signed by all of the [ ] shareholders [ ] directors (non-profit amended articles only)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
CLAUSE APPLIES IF AMENDED BOX IS CHECKED.
-------------------------------------------------------------------------------------------------------

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply
--------------------------------------------------------------------------------

FIRST:  The name of the corporation is:  DataTRAK International, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

        Mayfield Heights                                Cuyahoga
        ----------------------------------------      ------------
        (city, village or township)                     (county)

THIRD:  The purposes of the corporation are as follows:

        The purpose or purposes for which, or for any of which, the Corporation is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

FOURTH: The number of shares which the corporation is authorized to have outstanding is: See Attachment
                          (Does not apply to box (2))
--------------------------------------------------------------------------------

       REQUIRED                 /s/ JEFFREY A. GREEN                     7/30/03
                                -------------------------------------    -------
Must be authenticated           Authorized Representative                 Date
(signed) by an authorized
representative                  Dr. Jeffrey A. Green
  (See Instructions)            -------------------------------------
                                (Print Name)

                                President and Chief Executive Officer
                                -------------------------------------

                                -------------------------------------

                                -------------------------------------    -------
                                Authorized Representative                 Date


                                -------------------------------------
                                (Print Name)

                                -------------------------------------

                                -------------------------------------

                                  ATTACHMENT TO
                      AMENDED ARTICLES OF INCORPORATION OF
                          DATATRAK INTERNATIONAL, INC.


Additional Provisions:

                                 ARTICLE FOURTH

                  The authorized number of shares of capital stock of the Corporation shall consist of 26,000,000 shares, of which 25,000,000 shall be Common Shares, without par value, and 1,000,000 shall be Serial Preferred Shares, without par value.

                                  Subdivision A

                Provisions Applicable to Serial Preferred Shares

         1. General.

                  (a) The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                           (i) The distinctive serial designations and the
                  division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                           (ii) The annual dividend rate for the particular
                  series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

                           (iii) The redemption price or prices, if any, for the
                  particular series;

                           (iv) The right, if any, of the holders of a
                  particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions; and

                           (v) The obligation, if any, of the Corporation to
                  purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

                  (b) All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares

         2. Rights on Liquidation.

                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

         3. Voting.

                  (a) The holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Articles of Incorporation or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares or in the event of a stock dividend on any class of stock payable solely in Common Shares.

                  (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued shares of Serial Preferred Shares
                  of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

                          (ii) changes the express terms of the Serial Preferred
                 Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

                         (iii) authorizes shares of any class, or any security
                 convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

                           (iv) changes the express terms of issued shares of
                  any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding;

and the affirmative vote of the holders of at least two-thirds of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Shares shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued shares of Serial Preferred Shares
                  of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or

                           (ii) changes the express terms of any series of the
                  Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

                           (iii) changes the express terms of issued shares of
                  any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

         4. Ranking

                  Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                  Subdivision B

                     Provisions Applicable to Common Shares

                  The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

         1. Dividends.

                  Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         2. Rights on Liquidation.

                  In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

         3. Voting.

                  Each Common Share shall entitle the holder thereof to one vote.

                                  ARTICLE FIFTH

         1. Number and Classification of Directors.

                  (a) The Board of Directors shall consist of not less than three nor more than fifteen members and shall be divided into two classes, Class I and Class II, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by two, the extra Director shall be assigned to Class I. The Directors to be elected at each annual meeting of Shareholders shall be the only members of the class whose term of office then expires. Each Director shall serve for a term ending on the date of the second annual meeting of Shareholders following the meeting at which such Director was elected.

                  (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the two classes of Directors as provided above in this Article Fifth.

                  (c) Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding Common Shares of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected.

                                  ARTICLE SIXTH

                  The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                 ARTICLE SEVENTH

                  The preemptive right to purchase additional shares or any other securities of the Corporation is expressly denied to all shareholders of all classes.

                                 ARTICLE EIGHTH

                  The right of shareholders to vote cumulatively in the election of Directors of the Corporation is expressly denied to all shareholders of all classes.

                                  ARTICLE NINTH

                  Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof; such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except that no amendment of these Amended and Restated Articles of Incorporation shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles Fifth, Seventh, Eighth, Ninth or Tenth hereof unless such amendment shall receive the affirmative vote of the holders of at least eighty percent (80%) of the outstanding Common Shares of the Corporation entitled to vote thereon and at least a majority of the Common Shares entitled to vote thereon held by shareholders none of whom is as of the record date fixed for such vote, a "Related Person" (as hereinafter defined), an affiliate of a Related Person, or an associate of a Related Person; provided, however, that such voting requirement shall not be applicable to the approval of such an amendment if such amendment shall have been proposed and authorized by action of a majority of the "Disinterested Directors" (as hereinafter defined) of the Corporation.

                                  ARTICLE TENTH

         1 Voting Requirements for Certain Business Combinations Involving a Related Person.

                  (a) In addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Common Shares of the Corporation, which shall include the affirmative vote of at least a majority of the outstanding Common Shares held by shareholders other than the "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that such voting requirements shall not be applicable if the shareholders are asked to approve or authorize a particular business combination which has been authorized and proposed to the shareholders by action of the Board of Directors of the Corporation by the affirmative vote of a majority of the Directors then in office and by the affirmative vote of a majority of Disinterested Directors then in office, or if the shareholders are asked to approve or authorize a particular business combination as to which both of the following conditions are satisfied:

                           (i) the aggregate amount of the cash and the fair
                  market value of the consideration other than cash to be received per share by the holders of the Common Shares of the Corporation in such business combination is at least equal to the greater of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid or agreed to be paid by the Related Person to acquire beneficial ownership of any Common Shares (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions), (2) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by any person to acquire beneficial ownership of any Common Shares on the open market at any time during the twenty-four month period immediately prior to the taking of such vote, or (3) the per share book value of such Common Shares at the end of the calendar quarter immediately preceding the taking of such vote; and

                           (ii) the consideration to be received by holders of
                  Common Shares in such business combination shall be in the same form and of the same kind as the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of any of the Common Shares already held, directly or indirectly, by it.

The determination of a majority of the Disinterested Directors of the Corporation, made in good faith and based upon information known to them after reasonable inquiry, shall be conclusive as to all facts necessary for compliance with this Article Tenth, including without limitation (A) whether any person, partnership, corporation or firm is a Related Person or affiliate or associate as defined herein, and (B) the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of Common Shares.

         2.       Definitions.

                  (a) For the purposes of these Articles of Incorporation:

                           (i) The term "business combination" shall mean (1)
                  any merger or consolidation of the Corporation with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (5) the reclassification of the shares of stock of the Corporation generally possessing voting rights in elections for directors, the purchase by the Corporation of such shares, or the issuance by the Corporation of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which are directly or indirectly owned by any Related Person, or (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

                           (ii) The term "Related Person" shall mean and
                  include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates," "beneficially" owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 15% or more of the outstanding Common Shares of the Corporation, and any "affiliate" or "associate" of any such individual, corporation, partnership or other person or entity; provided that shares held or over which such entity has the power to vote or otherwise control as a trustee, plan administrator, officer of the Corporation or in a similar capacity under an employee benefit plan of the Corporation or an employee benefit plan of an affiliate of the Corporation shall not be deemed to be beneficially owned for purposes of this definition.

                           (iii) The term "substantial part" shall mean more
                  than ten percent (10%) of the total consolidated assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

                           (iv) Without limitation, any Common Shares of the
                  Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person.

                           (v) The term "consideration other than cash" shall
                  include, without limitation, outstanding Common Shares of the Corporation retained by its existing shareholders in the event of a business combination with a Related Person in which the Corporation is the surviving corporation.

                           (vi) The term "Disinterested Director" means any
                  member of the Board of Directors of the Corporation who is not the Related Person or an affiliate or associate of the Related Person and was a member of the Board prior to the time that the Related Person became the Related Person, and any successor of a Disinterested Director who is not the Related Person or an affiliate or associate of the Related Person and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then in office.